Exhibit 10.18

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

REPURCHASE PROMISSORY NOTE

$15,000,000.00	June 28, 2019

FOR VALUE RECEIVED, P3 HEALTH GROUP HOLDINGS, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of IHC Health Services, Inc. (“Holder”), the principal sum of up to Fifteen Million Dollars and 00/100 ($15,000,000.00) (“Loan Amount”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates, and on the terms, described below, and any and all other amounts which may be due and payable hereunder from time to time (the payment obligations of the Company hereunder, the “Loan”).

1.Advances of the Loan.

(a)This Repurchase Promissory Note (this “Note”) is being issued as consideration for the repurchase by the Company of the Holder’s Class A Units of the Company in accordance with and pursuant to that certain Unit Repurchase Agreement dated as of June 17, 2019 between the Holder and the Company (the “Repurchase Agreement”). This Note constitutes the “Repurchase Note” as defined and described in the Repurchase Agreement.

(b)The Company may not reborrow any amounts repaid by Company under the Loan.

(c)The Holder is hereby authorized by the Company to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Loan, and the payment thereof. Notwithstanding the foregoing, however, Holder’s failure to make any such recording or notation shall not affect in any manner the rights of the Holder or any obligations of the Company hereunder.

2.Maturity.

(a)This Note will automatically mature and be due and payable on the earlier of (i) June 28, 2023, or (ii) the consummation of a Change of Control Transaction (as defined below) in which the Class A Members of the Company existing immediately after giving effect to the transactions contemplated by the Repurchase Agreement receive proceeds from such Change of Control Transaction equal to a return of the equity capital contributed to the Company by each such Class A Member, net of any capital contributions returned to any such Class A Member prior to such Change of Control Transaction, plus at least a 10% annualized cash return on all equity capital contributed to the Company by each such Class A Member (the earlier to occur of (i) or (ii), the “Maturity Date”). This Note, including, but not limited to, any accrued but unpaid interest, may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time, but only with the prior written consent of the Holder.

(b)A “Change of Control Transaction” means either (i) the sale, lease, license, transfer,

conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) the result of which is that (A) the holders of the Company’s outstanding voting securities or their affiliates immediately prior to such transaction or series of related transactions are (after giving effect to such transaction or series of related transactions) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company, and (B) the Class A Members of the Company existing immediately after giving effect to the transactions contemplated by the Repurchase Agreement are no longer entitled to appoint a majority of the managers to the Company’s Board of Managers, or

(iii) any underwritten sale of common equity securities of the Company (or any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission. Notwithstanding the foregoing, a Change of Control Transaction shall not include any such transaction or series of related transactions effected by the issuance of voting securities by the Company to then-current Members of the Company, unless in connection with such issuance the Company either (x) redeems securities of the Company outstanding immediately prior to such issuance having a redemption price equal to more than 50% of the Company Total Equity Value (as defined below) immediately prior to such issuance or (y) makes a distribution upon the securities of the Company outstanding immediately prior to such issuance in an amount equal to more than 50% of the Company Total Equity Value immediately prior to such issuance payable otherwise than in cash out of earnings or earned surplus and other than a dividend payable solely in equity securities of the Company.

(c)“Company Total Equity Value” means the aggregate proceeds which would be received by the Members of the Company if: (i) the assets of the Company as a going concern were sold at their fair market value; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all taxes, indebtedness, costs and expenses incurred in connection with such transaction and any reserves established by the Board of Managers of the Company for contingent liabilities); and (iii) such net sale proceeds were then distributed to the Members of the Company in accordance with the Company’s operating agreement, all as reasonably determined in good faith by the Board of Managers of the Company. When determined in connection with a sale of the company (being the transactions described in Sections 2(b)(i) and (ii) above), Company Total Equity Value shall be derived from the consideration paid in connection with such sale of the company.

3.Interest. Interest shall accrue on the outstanding principal balance under this Note through the Maturity Date as set forth herein. All accrued and unpaid interest on the unpaid original principal amount of this Note shall (i) accrue a rate of ten percent (10%) per annum (the “PIK Rate”) calculated as commencing upon the dates the Holder funded its capital contributions on its Class A Units in the Company, as such schedule is set forth in Exhibit B of the Repurchase Agreement, compounded quarterly, (ii) be added to and considered a part of the outstanding principal balance of this Note upon which interest is calculated, and (iii) be due and payable, in a lump sum, by the Company to the Holder on the Maturity Date.

(a)Interest Calculation. Interest shall be computed on the basis of the actual number of days elapsed over a year consisting of 360 days.

(b)Interest After Default. From and after an Event of Default has occurred and is continuing, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate equal to the PIK Rate; provided, however, in no event shall any interest charged hereon exceed the maximum rate permitted by law.  The interest accruing under this paragraph shall be immediately due and payable by the Company to the Holder upon demand and shall be additional indebtedness evidenced by this Note.

4.No Conversion. This Note and the Loan hereunder shall not be convertible into equity securities of the Company.

5.Events of Default. In the case of the happening of any of the following events, if any (each, an “Event of Default”):

(a)default shall be made in the payment of any (i) interest on this Note when due or (ii) principal of this Note or other amounts payable by the Company hereunder, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise; or

(b)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets; or

(c)the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Section 5, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the allegations of a petition filed against it in any such proceeding, (v) admit in writing its inability to pay its debts as they come due or make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(d)the failure by the Company to observe any of its covenants set forth herein;

then, and in every such event, and at any time thereafter during the continuance of such event, the Holder may, by notice to the Company, in addition to, and not in limitation of, any other rights to which Holder is or may be entitled, declare this Note to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of this Note so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Holder’s delay or failure to exercise any right shall not be deemed a waiver of such right or any other right available to Holder.

THE COMPANY HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR, NOTICE OF PROTEST, PROTEST AND ANY AND ALL OTHER NOTICES OR DEMANDS IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THIS NOTE. No failure to accelerate or demand payment of the indebtedness evidenced hereby by reason of an Event of Default hereunder, and no indulgence that may be granted from time to time, shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to make demand for payment or otherwise to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration, or to demand payment, or any other right granted hereunder or under applicable law; and the Company hereby expressly waives the benefit of any statute or rule of law or equity now provided or that may hereafter be provided that would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless Holder agrees otherwise in writing.

6.Other General Agreements.

(a)The Company agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

(b)Time is of the essence hereof. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. The term “Business Day” in this Note means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

(c)This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Delaware (without giving effect to Delaware conflict of laws principles). This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

(d)The Company further agrees, in the event that this Note or any portion of the debt evidenced hereby is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, reasonable attorneys’ fees and all other reasonable costs of collection, which, if unpaid after Holder’s demand, shall be added to the principal balance of this Note and accrue interest as provided herein.

(e)If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Company and Holder shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and delivered Repurchase Promissory Note as of the day and year first written above.

P3 HEALTH GROUP HOLDINGS, LLC

		By:	/s/ Mary Tolan
		Name:	Mary Tolan
		Its:	Chairman

Acknowledged and agreed:

IHC HEALTH SERVICES, INC.

By:	/s/ Robert W. Allen
Name:	Robert W. Allen
Title:	Chief Operating Officer

IN WITNESS WHEREOF, the Company has executed and delivered Repurchase Promissory Note as of the day and year first written above.

P3 HEALTH GROUP HOLDINGS, LLC

		By:	/s/ Mary Tolan
		Name:	Mary Tolan
		Its:	Chairman

Acknowledged and agreed:

IHC HEALTH SERVICES, INC.

By:	/s/ Robert W. Allen
Name:	Robert W. Allen
Title:	Chief Operating Officer